                                                                    EXHIBIT 99.2

      Consolidated Financial Statements
      (Expressed in Canadian Dollars)

      DATAWEST SOLUTIONS INC.

      Years ended December 31, 2003, 2002 and 2001

INDEPENDENT AUDITORS' REPORT

To the Directors of
Datawest Solutions Inc.

We have audited the consolidated balance sheets of Datawest Solutions Inc. as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2003 in accordance with Canadian generally accepted accounting principles.

KPMG LLP (SIGNED)

Chartered Accountants

Vancouver, Canada

February 20, 2004, except as to note 26
      which is as of November 1, 2004

COMMENTS BY AUDITOR FOR U.S. READERS
ON CANADA-U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in Note 2(g) to the consolidated financial statements. Our report to the directors dated February 20, 2004, except as to note 26 which is as of November 1, 2004 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

KPMG LLP (SIGNED)

Chartered Accountants

Vancouver, Canada

February 20, 2004, except as to note 26
      which is as of November 1, 2004

DATAWEST SOLUTIONS INC.
Consolidated Balance Sheets
(Expressed in Canadian Dollars)

December 31, 2003 and 2002

                                                                                      2003            2002
--------------------------------------------------------------------------------------------------------------
Assets

Current assets:
     Cash and cash equivalents                                                   $   4,584,872  $    5,776,255
     Amounts receivable (note 4)                                                     6,222,362       7,139,792
     Marketable securities, quoted market value $456,515
       (2002 - $212,000)                                                               191,696         164,830
     Prepaid and other                                                                 518,516       1,158,766
--------------------------------------------------------------------------------------------------------------
                                                                                    11,517,446      14,239,643

Term deposits (note 5)                                                               1,350,000       1,500,000

Capital assets (note 6)                                                             14,775,158      12,498,037

Other assets (note 7)                                                                2,060,842       2,018,581

Goodwill (net of accumulated amortization of $637,000)                              12,807,135      11,580,135

Future income taxes (note 18)                                                           44,599         197,845
--------------------------------------------------------------------------------------------------------------

                                                                                 $  42,555,180  $   42,034,241
--------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness (note 8)                                                  $   2,297,401  $    2,017,151
     Accounts payable and accrued liabilities                                        4,969,800       6,586,634
     Accrued costs of discontinued operations (note 9)                                 533,982         910,076
     Deferred revenue                                                                1,386,336       1,555,251
     Current portion of prepaid data services                                        1,708,327       1,465,489
     Current portion of long-term debt                                               3,600,000       2,000,000
     Current portion of obligations under capital leases                             1,440,402       2,008,119
--------------------------------------------------------------------------------------------------------------
                                                                                    15,936,248      16,542,720

Deferred revenue (note 10)                                                           1,018,212         269,950

Prepaid data services (note 11)                                                      3,631,110       3,167,585

Long-term debt (note 12)                                                             8,964,946      10,965,070

Obligations under capital leases (note 13)                                           1,012,341       2,239,227
--------------------------------------------------------------------------------------------------------------
                                                                                    30,562,857      33,184,552

Shareholders' equity:
     Share capital (note 14)                                                        48,883,523      47,028,608
     Deficit                                                                       (36,891,200)    (38,178,919)
--------------------------------------------------------------------------------------------------------------
                                                                                    11,992,323       8,849,689
--------------------------------------------------------------------------------------------------------------

                                                                                 $  42,555,180  $   42,034,241
--------------------------------------------------------------------------------------------------------------

Commitments (notes 14(g) and 21)
Contingencies (note 23)
Subsequent event (note 26)

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Consolidated Statements of Operations and Deficit
(Expressed in Canadian Dollars)

Years ended December 31, 2003, 2002 and 2001

                                                                     2003             2002            2001
--------------------------------------------------------------------------------------------------------------
Revenue:
     Banking Solutions                                          $  26,933,217    $  28,093,258  $   29,438,709
     Payment Solutions                                             17,526,800       16,870,687      13,356,619
--------------------------------------------------------------------------------------------------------------
                                                                   44,460,017       44,963,945      42,795,328

Expenses:
     Service and operations                                        25,768,562       30,171,990      30,312,065
     General and administrative                                     4,753,977        5,345,746       5,465,532
     Sales and marketing                                            1,631,442        2,482,966       2,128,769
     Research and development                                       2,949,977        2,826,208       2,180,992
     Restructuring and other charges (note 15)                      1,200,139        8,911,323               -
     Amortization of capital and other assets                       4,347,215        4,685,054       4,340,173
     Amortization of goodwill                                               -                -         637,000
--------------------------------------------------------------------------------------------------------------
                                                                   40,651,312       54,423,287      45,064,531
--------------------------------------------------------------------------------------------------------------

Operating earnings (loss) before other items                        3,808,705       (9,459,342)     (2,269,203)

Other items:
     Interest expense (note 16)                                     2,034,176        2,071,491       2,755,513
     Other income, net (note 17)                                     (469,190)      (4,924,388)       (568,256)
--------------------------------------------------------------------------------------------------------------
                                                                    1,564,986       (2,852,897)      2,187,257
--------------------------------------------------------------------------------------------------------------

Earnings (loss) before income taxes                                 2,243,719       (6,606,445)     (4,456,460)

Income taxes (note 18)                                                 36,000           46,750               -
--------------------------------------------------------------------------------------------------------------

Earnings (loss) for the year                                        2,207,719       (6,653,195)     (4,456,460)

Deficit, beginning of year                                        (38,178,919)     (30,680,724)    (25,834,264)

Dividends paid                                                       (780,000)        (845,000)       (390,000)
Part VI.1 tax on distributions                                       (140,000)               -               -
--------------------------------------------------------------------------------------------------------------

Deficit, end of year                                            $ (36,891,200)   $ (38,178,919) $  (30,680,724)
--------------------------------------------------------------------------------------------------------------

Earnings (loss) per common share (note 2(h) and 14(f))
     Basic                                                      $        0.05    $       (0.29) $        (0.21)
     Diluted                                                             0.04            (0.29)          (0.21)

--------------------------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding
   (note 14(f))
     Basic                                                         28,501,920       25,717,522      22,580,628
     Diluted                                                       29,001,941       25,717,522      22,580,628

--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Expressed in Canadian Dollars)

Years ended December 31, 2003, 2002 and 2001

                                                                          2003             2002            2001
-------------------------------------------------------------------------------------------------------------------
Cash flow provided by (used in):

Operations:
     Net earnings (loss)                                             $   2,207,719    $  (6,653,195)  $  (4,456,460)
     Items not involving cash:
         Other income, net                                                (275,600)      (4,267,102)       (544,387)
         Amortization of capital and other assets                        4,347,215        4,685,054       4,340,173
         Write-down of capital assets (note 15)                                  -        6,255,956               -
         Amortization of goodwill                                                -                -         637,000
         Deferred financing charges                                         69,861           54,525          54,525
-------------------------------------------------------------------------------------------------------------------
                                                                         6,349,195           75,238          30,851
     Change in non-cash operating capital (note 19)                        438,685          558,336      (3,581,665)
-------------------------------------------------------------------------------------------------------------------
                                                                         6,787,880          633,574      (3,550,814)
-------------------------------------------------------------------------------------------------------------------

Investments:
     Decrease (increase) in term deposits                                  150,000       (1,043,904)         (2,842)
     Purchase of capital assets                                         (6,024,929)      (2,326,512)     (3,561,320)
     Increase in other assets                                              (60,318)        (300,435)       (267,500)
     Proceeds from disposal of other assets, net of costs (note 7)         290,958        4,267,102       1,040,340
     Cash paid on acquisition of subsidiary                                      -                -      (5,469,774)
-------------------------------------------------------------------------------------------------------------------
                                                                        (5,644,289)         596,251      (8,261,096)
-------------------------------------------------------------------------------------------------------------------

Financing:
     Increase (decrease) in bank indebtedness                              280,250         (215,312)      2,232,463
     Proceeds from long-term debt                                        2,400,000                -               -
     Repayment of long-term debt                                        (2,800,124)      (2,292,301)     (2,678,423)
     Repayments under capital leases                                    (2,030,003)      (1,840,803)     (1,560,424)
     Issuance of common shares, net of costs (note 14(b))                        -        4,837,640               -
     Issuance of preferred shares, net of costs (note 14(b))                     -                -      14,630,288
     Increase in deferred financing charges                                (54,012)               -               -
     Increase in equity loan advances                                     (131,085)               -               -
-------------------------------------------------------------------------------------------------------------------
                                                                        (2,334,974)         489,224      12,623,904
-------------------------------------------------------------------------------------------------------------------

Increase (decrease) in cash                                             (1,191,383)       1,719,049         811,994

Cash and cash equivalents, beginning of year                             5,776,255        4,057,206       3,245,212
-------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                               $   4,584,872    $   5,776,255   $   4,057,206
-------------------------------------------------------------------------------------------------------------------

Supplementary information:
     Interest paid during the year                                   $   1,952,016    $   1,956,215   $   2,702,039
     Income taxes paid during the year                                      35,704          488,211         300,000

Non-cash financing/investing activities:
     Common shares issued on renewal of data services agreements                 -          378,225       1,257,395
     Common shares to be issued on business acquisitions                 1,227,000          235,500       7,000,962
     Common shares issued as payment of preferred share dividend           780,000          780,000         390,000
     Common shares issuable as payment of preferred share dividend          65,000           65,000               -
     Reclassification of share purchase loans to equity                     21,000                -               -
     Capital asset additions financed through capital leases               235,400                -               -
     Part VI.1 tax on preferred share distributions                        140,000                -               -

-------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian Dollars)

Years ended December 31, 2003, 2002 and 2001

1.    NATURE OF OPERATIONS:

      Datawest Solutions Inc. ("the Company" or "Datawest") is incorporated under the Canada Business Corporations Act and is a provider of banking and payment technology solutions.

2.    SIGNIFICANT ACCOUNTING POLICIES:

      These consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada, which materially confirm with those established in the United States, except as explained in note 25.

      (a)   Basis of presentation:

            These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries.

            All material inter-company balances and transactions have been eliminated upon consolidation.

      (b)   Stock-based compensation:

            Effective January 1, 2002, the Company applied the fair value based method of accounting prescribed by the Canadian Institute of Chartered Accountants ("CICA") in Handbook ("HB") section 3870, "Stock-Based Compensation and Other Stock-based Payments", to stock-based payments to non-employees, and employee awards that are direct awards of stock, call for settlement in cash or other assets, or are stock appreciation rights that call for settlement by the issuance of equity instruments, and elected to apply the intrinsic value based method of accounting for other stock-based compensation awards granted to employees. Under the intrinsic value based method, compensation expense is recognized as the excess of the market price of the underlying award over the exercise price at the date of grant.

            The CICA Accounting Standards Board amended CICA HB section 3870, to require entities to account for other stock-based compensation awards granted to employees using the fair value based method for fiscal years beginning on or after January 1, 2004. Under the fair value based method, compensation cost is measured at fair value at the date of grant and is expensed over the award's vesting period. During the fourth quarter of fiscal 2003, the Company elected to adopt the fair value method for other stock-based compensation awards granted to employees, effective January 1, 2003. Under the prospective method of adoption selected by the Company, no stock-based compensation cost was recognized in 2003, as no stock options were granted during fiscal 2003. The Company discloses the pro forma effect of accounting for these awards under the fair value based method had the fair value recognition provisions been applied to all employee awards granted on or after January 1, 2002 (see note 14(e)).

      (c)   Cash and cash equivalents:

            Cash equivalents include short-term deposits with maturities of 90 days or less when acquired.

      (d)   Marketable securities:

            Marketable securities are recorded at the lower of cost and quoted market value.

      (e)   Capital assets:

            Capital assets are recorded at cost. Development costs for major new hosted systems offered to clients are deferred and amortized on a straight-line basis over the estimated useful lives of the systems. All other research and development costs are charged to operations in the year incurred. The Company does not capitalize incremental interest incurred during the development phase. Research and development tax credits received, if any, are deducted from the cost of the asset.

            Capital assets are assessed for future recoverability on an annual basis by estimating future net undiscounted cash flows. When the net carrying amount of a capital asset exceeds its estimated net recoverable amount, the asset is written down with a charge to income.

            Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Asset                                                                                    Useful life
-----------------------------------------------------------------------------------------------------
Furniture and fixtures                                                                   3 to 6 years
Equipment                                                                                3 to 5 years
Communications equipment                                                                      4 years
Banking systems                                                                          3 to 7 years
Ancillary products                                                                      6 to 10 years
Transaction processing switch                                                                 5 years

-----------------------------------------------------------------------------------------------------

      (f)   Deferred financing charges

            Deferred financing charges represent the unamortized cost of obtaining debt financing. Amortization is provided on a straight-line basis over the term of the related debt and is included in interest expense for the year.

      (g)   Goodwill:

            Goodwill represents the excess of the purchase price over the fair values of net assets acquired and prior to January 1, 2002 had been amortized on a straight-line basis over 10 years. Effective January 1, 2002, the Company adopted CICA HB section 3062, "Goodwill and Other Intangible Assets". Under these recommendations, goodwill is no longer amortized and is tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test is carried out in two steps. In the first step, the carrying amount of the reporting unit is compared with its fair value. When the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not to be impaired and the second step of the impairment test is unnecessary. The second step is carried out when the carrying amount of a reporting unit exceeds its fair value, in which case the implied fair value of the reporting unit's goodwill is compared with its carrying amount to measure the amount of the impairment loss, if any. The implied fair value of goodwill is determined in the same manner as the value of goodwill is determined in a business combination, using the fair value of the reporting unit as if it was the purchase price. When the carrying amount of reporting unit goodwill exceeds the implied fair value of the goodwill, an impairment loss is recognized in an amount equal to the excess and is presented as a separate line item in the statement of operations before extraordinary items and discontinued operations. The Company has completed the transitional and annual impairment tests and concluded that no goodwill impairment charge is required.

      (h)   Earnings (loss) per common share:

            Basic earnings or loss per common share is computed by dividing earnings or loss available to common shareholders for the year by the weighted average number of common shares outstanding during the year. Diluted earnings or loss per common share is computed similar to basic earnings per common share except that the weighted average number of common shares outstanding is increased to include additional common shares from the assumed exercise of share options and warrants, if dilutive. The number of additional common shares is calculated by assuming that outstanding share options were exercised and that the proceeds from such exercises were used to acquire common shares at the average market price during the reporting period.

            For the year ended December 31, 2003, options to purchase 2,055,100 (2002 - 2,503,000, 2001 - 2,429,700) common shares and warrants to purchase 1,562,500 (2002 - 1,562,500) common shares were outstanding during the year but were not included in the computation of diluted loss per share as they were anti-dilutive.

      (i)   Revenue recognition:

            Data and transaction processing and professional services revenues are recognized as the related services are provided when there is persuasive evidence of an arrangement, collection is probable and the fee is fixed or determinable. Revenue on long-term development contracts is recognized using the percentage-of-completion method based on hours and materials costs incurred relative to total estimated costs. Changes in estimates of contract price, total estimated costs, or estimated losses, if any, are included in the determination of estimated cumulative revenues and expenses in the period the change is determined by management.

            In accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position 97-2 "Software Revenue Recognition", revenue from one-time software license sales is generally recognized once delivery has occurred and collection of the fee is probable, provided there are no significant vendor obligations remaining. If there is a requirement for client acceptance of any products delivered, revenue is only recognized after client acceptance has been achieved. Revenues related to the maintenance and support of software licenses are recognized ratably over the term of the contract.

            For multiple element sales arrangements, revenue is allocated to each element based upon objective evidence of fair value, or verifiable objective evidence of fair value in the case of software license sales, of each element at the inception of the sales arrangement. For certain multiple element sales or service arrangements, revenue is allocated by the residual value method whereby the fair value of the undelivered elements is determined by reference to objective evidence, or vendor specific objective evidence in the case of software license sales, from comparable arrangements with the balance of the fees assigned to the delivered elements. Revenue is recognized for each element when there are no remaining performance obligations required based upon their relative fair value at the inception of the sales arrangement. When fair value cannot be determined for each element, revenue is deferred until objective, or vendor specific objective evidence in the case of software license sales, exists or is recognized as the final elements are delivered.

            Prepayments for services are amortized to income over the period the services are delivered. Deferred revenue consists of client prepayments for services and products sales prior to revenue being recognized.

      (j)   Foreign currency:

            Monetary items denominated in foreign currency are translated to Canadian dollars at exchange rates in effect at the balance sheet date and non-monetary items are translated at rates of exchange in effect when the assets were acquired or obligations incurred. Revenues and expenses are translated at rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

      (k)   Income taxes:

            The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantively enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

            A valuation allowance is recognized to the extent the recoverability of future income tax assets is not considered to be more likely than not.

      (l)   Share purchase loans:

            Loans to employees to acquire common shares in the Company are secured by the common shares purchased and are recorded in shareholders' equity. Certain employee share purchase loans that are also secured by recourse notes are recorded as assets. The loans are repayable over various terms from July 1, 2004 to October 1, 2008 and bear interest at the Canadian prime rate. The market value of shares securing outstanding loans totals $173,308 (2002 - $158,041).

      (m)   Research and development costs:

            Research costs are expensed as incurred. Development costs are deferred if the product or process and its market or usefulness is clearly defined, the product or process has reached technical feasibility, adequate resources exist or are expected to exist to complete the project and management intends to market or use the product or process. If these criteria are not met, the development costs are expensed as incurred.

            Government funding of eligible research and development expenditures are credited when earned against research and development expenses or the cost of property and equipment, to which the funding related. During the year ended December 31, 2003, $401,701 (2002 - nil, 2001
            - nil) was earned and credited against research and development expenses.

      (n)   Use of estimates:

            The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of estimates are the useful life of capital assets, provision for the settlement of outstanding claims, allowance for doubtful accounts, the fair value of goodwill, and the net recoverable amount of capital assets. Actual results could differ materially from those estimates used in the financial statements.

      (o)   Comparative figures:

            Certain comparative figures have been reclassified in order to conform with the presentation adopted for the current year.

3.    ACQUISITION:

      Effective May 31, 2001, the Company acquired all of the issued and outstanding shares of TCS (Canada) Limited ("TCS"), a provider of electronic payments software and processing services for the global financial services industry. The transaction has been accounted for as a purchase and the assets acquired and the liabilities assumed were recorded at their fair market values on May 31, 2001. The results of operations of the acquired company have been included in the Company's consolidated financial statements as of the effective date of the acquisition.

      The purchase price included $5,000,000 in cash, 1,666,667 common shares issued at a fair value of $2.35 per share on May 31, 2001 and $2,000,000 of additional common shares to be issued. As a post-closing adjustment, 256,410 common shares were issued at a fair value of $1.45 per share on September 13, 2001.

      The Company may elect to issue the additional common shares at any time before the third anniversary of the acquisition date. The issuance price for the additional common shares to be issued will be the greater of the prevailing market price for the 20 consecutive trading days preceding the date of issuance and $2.50 per share. As at December 31, 2003, no additional common shares had been issued.

      The acquisition agreement also provides for an amount not to exceed $3,000,000 in shares to be issued to the former TCS shareholders based upon certain performance criteria being met, with the shares being issued at the greater of the prevailing market price for the 20 consecutive trading days up to and including December 31, 2003 and $2.50 per share. At December 31, 2003, the former TCS shareholders earned in aggregate $2,175,000 (2002 - $948,000, 2001 - $712,500) of the contingent consideration. The additional contingent consideration of $1,227,000 in 2003 (2002 - $235,500; 2001 - $712,500) was recorded as an addition to goodwill. The total fair value assigned to goodwill was $13,444,135 at December 31, 2003 (2002 - $12,217,135, 2001 - $11,981,635).

      All common shares issued and to be issued to the former TCS shareholders in relation to this acquisition are subject to a time-based release escrow arrangement. As at December 31, 2003, $4,175,000 (2002 - $2,948,000, 2001
      - $2,712,500) of common shares were still to be issued to the former shareholders of TCS.

4.    AMOUNTS RECEIVABLE:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Trade receivables                                                           $   6,161,838   $   6,833,516
Other receivables                                                                  60,524         306,276
---------------------------------------------------------------------------------------------------------

                                                                            $   6,222,362   $   7,139,792
---------------------------------------------------------------------------------------------------------

5.    TERM DEPOSITS:

      Term deposits have been pledged as security for transaction processing settlement services.

6.    CAPITAL ASSETS:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Furniture and fixtures                                                      $   2,911,568   $   2,755,574
Equipment                                                                      10,634,589      10,137,162
Communications equipment                                                        7,190,602       7,190,602
Banking system                                                                 22,272,339      17,632,785
Ancillary products                                                              3,546,822       3,546,822
Transaction processing switch                                                   3,399,236       2,431,882
---------------------------------------------------------------------------------------------------------
                                                                               49,955,156      43,694,827
Accumulated amortization                                                      (35,179,998)    (31,196,790)
---------------------------------------------------------------------------------------------------------

                                                                            $  14,775,158   $  12,498,037
---------------------------------------------------------------------------------------------------------

      Included in banking system and ancillary products are assets under capital lease with an initial cost of $6,434,000 (2002 - $6,199,000) and related accumulated amortization of $3,323,000 (2002 - $2,643,000).

      Included in capital assets are $1,431,000 (2002 - $1,756,000) in assets not being amortized as they are presently under development.

      During 2002, the Company recorded a $6,256,000 write-down to reflect the reduction of the carrying value of certain capital assets that will not be in use in the business going forward. $5,492,000 of the write-down related to the banking system assets and $764,000 related to the transaction-processing switch.

7.    OTHER ASSETS:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Contract renewal payments (note 14(g))                                      $   1,635,620   $   1,635,620
License                                                                           267,500         267,500
Long-term portion of prepaid expenses                                             398,157               -
Deferred financing charges                                                        561,535         507,523
---------------------------------------------------------------------------------------------------------
                                                                                2,862,812       2,410,643
Accumulated amortization                                                       (1,160,637)       (726,769)
---------------------------------------------------------------------------------------------------------
                                                                                1,702,175       1,683,874

Deposits and other                                                                120,289         120,289
Stock exchange shares                                                                   -          15,358
Employee share purchase loans                                                     238,378         199,060
---------------------------------------------------------------------------------------------------------

                                                                            $   2,060,842   $   2,018,581
---------------------------------------------------------------------------------------------------------

      The Company purchased a license to sell certain software, developed by a third party, to Canadian financial institutions. Amortization is provided on a straight-line basis over five years, being the term of the license.

      During the year, the Company sold its 80,822 common shares of the Bourse de Montreal for cash proceeds of $290,958 resulting in a gain of $275,600.

      During the year 2002, the Company sold its twenty common shares of the TSX Inc. for cash proceeds of $4,267,102 resulting in a gain of $4,267,102.

8.    BANK INDEBTEDNESS:

      The Company's operating loan bears interest at the Canadian prime rate plus 0.5% and is secured by the same security as the term loan facility (note 12). At December 31, 2003, the Company had available credit of $202,599 (2002 - $482,849)

9.    ACCRUED COSTS OF DISCONTINUED OPERATIONS:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Amount payable to an officer and director of the Company (note 22(e))       $           -    $    395,938
Accrued costs of discontinued operations                                          533,982         514,138
---------------------------------------------------------------------------------------------------------

                                                                            $     533,982    $    910,076
---------------------------------------------------------------------------------------------------------

      Accrued costs of discontinued operations represent:

      (a) provision for costs associated with the disposal of certain businesses; and

      (b) accrued costs for settlement of legal proceedings related to discontinued operations of certain non-operating subsidiaries (note
            23).

      During the year, the Company accrued additional costs of $250,000 (2002 - $265,428, 2001 - $353,736) for discontinued operations.

10.   DEFERRED REVENUE:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Deferred revenue                                                            $   2,134,598   $   1,420,276
Deferred gain on sale of assets                                                   269,950         404,925
---------------------------------------------------------------------------------------------------------
                                                                                2,404,548       1,825,201
Current portion                                                                 1,386,336       1,555,251
---------------------------------------------------------------------------------------------------------

                                                                            $   1,018,212   $     269,950
---------------------------------------------------------------------------------------------------------

11.   PREPAID DATA SERVICES:

                                                                                 2003            2002
---------------------------------------------------------------------------------------------------------
Prepayments for data services, bearing interest at rates
  ranging from prime to prime plus 4.00%                                    $   5,339,437   $   4,633,074
Current portion                                                                 1,708,327       1,465,489
---------------------------------------------------------------------------------------------------------

                                                                            $   3,631,110   $   3,167,585
---------------------------------------------------------------------------------------------------------

      During the year, the Company received $2,450,000 (2002 - $3,450,000) as prepayments for data services. During the year $1,743,637 (2002 - $1,241,453) were applied against these prepaid data services.

12.   LONG-TERM DEBT:

                                                                                     2003            2002
--------------------------------------------------------------------------------------------------------------
Term loan facility bearing interest at the Canadian prime rate plus 0.75%, repayable in monthly principal installments of
  $166,667 plus interest, to October 31, 2009.  In addition, on
  May 31 of each year, the Company is required to pay an
  additional amount equal to 50% of net cash flow for the fiscal
  year ended prior to such date                                                 $   10,964,946   $  12,965,070

Demand loan facility bearing interest at the Canadian prime rate plus
  2.00%, repayable in monthly principal installments of
  $100,000 plus interest, to April 30, 2005                                          1,600,000               -

These loans are secured by a first floating charge over the property and assets of the Company, its wholly owned subsidiary Datawest Technology
  Services Ltd. and Datawest Solutions Partnership, except for a general assignment of accounts receivable from January 2002 to July 2004

--------------------------------------------------------------------------------------------------------------
                                                                                    12,564,946      12,965,070
Current portion                                                                      3,200,000       2,000,000
Remaining demand loan facility                                                         400,000               -
--------------------------------------------------------------------------------------------------------------

                                                                                $    8,964,946   $  10,965,070
--------------------------------------------------------------------------------------------------------------

      Minimum principal repayments required in each of the next five years ending December 31 are as follows:

2004                                                                                       $    3,200,000
2005                                                                                            2,400,000
2006                                                                                            2,000,000
2007                                                                                            2,000,000
2008 and thereafter                                                                             2,964,946
---------------------------------------------------------------------------------------------------------

                                                                                           $   12,564,946
---------------------------------------------------------------------------------------------------------

      During the year, the Company received a demand loan facility of $2,400,000 for the purchase of certain hardware and software assets that were previously provided for under an operating lease.

13.   OBLIGATIONS UNDER CAPITAL LEASES:

      The Company has obligations under capital lease agreements for certain computer equipment, the banking system and the ancillary products, which provide for interest at rates ranging from 7.85% to 11.00% per annum. The following is a schedule of future minimum payments under capital leases together with the balance of the obligation under capital leases as at December 31, 2003:

2004                                                                                       $    1,701,471
2005                                                                                              859,086
2006                                                                                               61,416
2007                                                                                               61,416
2008                                                                                               40,944
---------------------------------------------------------------------------------------------------------
                                                                                                2,724,333
Interest                                                                                          271,590
---------------------------------------------------------------------------------------------------------
                                                                                                2,452,743
Current portion                                                                                 1,440,402
---------------------------------------------------------------------------------------------------------

                                                                                           $    1,012,341
---------------------------------------------------------------------------------------------------------

14.   SHARE CAPITAL:

      (a)   Authorized:

            Unlimited number of common shares without par value

            Unlimited number of First Preferred shares without par value, issuable in series as follows:

            10,000,000 are designated as Series A, with a cumulative dividend at
                  6% of subscription price, payable in either cash, common shares or any combination thereof at the Company's option and convertible at any time, at the option of the holder into common shares at a stated conversion rate. The shares are retractable at the option of the holder any time from five years after closing or on the occurrence of a Demand Liquidation Event. The retraction amount is payable in either cash or securities or any combination thereof, at the Company's option.

            150,000 are designated as Series B

            150,000 are designated as Series C

            100,000 are designated as Series D

      (b)   Issued and outstanding and to be issued:

                                                      Issued              To be issued
                                            ---------------------------   ------------
                                              Number
                                            of shares         Amount         Amount         Total
-----------------------------------------------------------------------------------------------------
(i) Common shares:

     Balance, December 31, 2000            20,103,492     $  17,453,598    $         -   $ 17,453,598
     Shares cancelled                        (665,425)                -              -              -
     Issued on renewal of data services
       agreements                             521,666         1,257,395              -      1,257,395
     Issued on acquisition of TCS (note 3)  1,923,077         4,288,462              -      4,288,462
     Issued as payment of preferred
       share dividend                         247,054           390,000              -        390,000
     Conversion of Series A preferred
       shares                                 769,231         2,000,000              -      2,000,000
     To be issued for the acquisition
       of TCS (note 3)                              -                 -      2,712,500      2,712,500
-----------------------------------------------------------------------------------------------------

     Balance, December 31, 2001            22,899,095        25,389,455      2,712,500     28,101,955
-----------------------------------------------------------------------------------------------------

     Issued on renewal of data services
       agreements                             229,612           378,225              -        378,225
     Issued as payment of preferred share
       dividend                               686,068           780,000              -        780,000
     Issued on private placement            3,125,000         5,000,000              -      5,000,000
     Share issue costs                              -          (162,360)             -       (162,360)
     To be paid for payment of preferred
       share dividend                               -                 -         65,000         65,000
     To be issued for the acquisition of
       TCS (note 3)                                 -                 -        235,500        235,500
-----------------------------------------------------------------------------------------------------

     Balance at December 31, 2002          26,939,775        31,385,320      3,013,000     34,398,320
-----------------------------------------------------------------------------------------------------

     Issued as payment of preferred shared
       dividend                             1,205,130           780,000              -        780,000
     Contingent consideration shares to
       be issued (note 3)                           -                 -      1,227,000      1,227,000
-----------------------------------------------------------------------------------------------------

     Balance at December 31, 2003          28,144,905        32,165,320      4,240,000     36,405,320
-----------------------------------------------------------------------------------------------------

(ii) Series A preferred shares:

     Balance, December 31, 2000                     -                 -              -              -
     Issued on private placement            5,769,231        15,000,000              -              -
     Share issue costs                              -          (369,712)             -              -
     Conversion to common shares             (769,231)       (2,000,000)             -              -
-----------------------------------------------------------------------------------------------------

     Balance at December 31, 2003, 2002
       and 2001                             5,000,000        12,630,288              -     12,630,288
-----------------------------------------------------------------------------------------------------

(iii) Equity loan - 2003                            -          (152,085)             -       (152,085)
-----------------------------------------------------------------------------------------------------
Total share capital                                      $   44,643,523    $ 4,240,000   $ 48,883,523
-----------------------------------------------------------------------------------------------------

            On May 31 and November 30, 2003, respectively, the Company issued 559,649 common shares valued at $390,000 and 645,481 shares valued at $390,000 as payment for the preferred share dividend.

            On April 1 and December 20, 2002, respectively, the Company issued 127,519 common shares valued at $215,507 and 102,093 shares valued at $162,718 to current British Columbia banking system clients to renew data service agreements for a minimum term of five years.

            On July 10, 2002, the Company issued 3,125,000 common shares pursuant to a private placement for cash proceeds of $5,000,000 less share issue costs of $162,360. Each unit consisted of one common share and one-half common share purchase warrant. Each whole warrant entitles the holder, on exercise, to purchase an additional common share at a price of $1.95 for a two-year period. The Company has reserved a total of 1,562,500 unissued no par value common shares for issuance upon exercise of the share purchase warrants in connection with the private placement.

            On March 21, and August 7, 2001, respectively, the Company issued 495,807 common shares valued at $1,214,727, and 25,859 shares valued at $42,668 to current British Columbia banking system customers as an inducement to renew Data Service Agreements for a minimum term of five years.

            On May 31 and September 13, 2001, respectively, the Company issued common shares of 1,666,667, valued at $3,916,667 and 256,410 valued at $371,795 in connection with the TCS acquisition.

            On May 31, 2001, the Company issued 5,769,231 Series A preferred shares pursuant to a private placement for cash proceeds of $15,000,000 less share issue costs of $369,712.

            On May 31, 2001 the holder of 769,231 Series A preferred shares valued at $2,000,000 converted its shares into 769,231 common shares valued at $2,000,000.

            On August 26, 2001, the Company cancelled and returned to treasury 665,425 common shares held by former CDW shareholders pursuant to the acquisition agreement between the Company and CDW.

      (c)   Escrow shares:

            As at December 31, 2003, there were 384,617 (2002 - 1,153,847, 2001
            - 6,382,987) shares in escrow pursuant to a voluntary pooling agreement between the Company and certain of its shareholders. These shares are being released from escrow on May 31, 2004.

      (d)   Stock option plan:

            The Company has a stock option plan that grants to directors, employees and non-employees of the Company options to purchase up to 4,000,000 common shares. The exercise price of each option is generally determined to be the market price of the Company's stock on the date of the grant and an option's maximum term is 10 years. Options vest and become exercisable evenly, from the date of the option over a four-year period. Upon termination of employment, in general, all vested options may be exercised by an employee within 90 days of termination date. A summary of the stock option activity under the plan is as follows:

                                                                  Number of          Weighted average
                                                                stock options         exercise prices
-----------------------------------------------------------------------------------------------------
Outstanding, December 31, 2000                                    1,780,000               $   2.59

Granted during the year                                             889,500                   2.59
Cancelled during the year                                          (239,800)                 (2.58)
--------------------------------------------------------------------------------------------------

Outstanding, December 31, 2001                                    2,429,700                   2.54

Granted during the year                                             517,700                   2.52
Cancelled during the year                                          (444,400)                 (2.55)
--------------------------------------------------------------------------------------------------

Outstanding, December 31, 2002                                    2,503,000                   2.53

Cancelled during the year                                          (447,900)                 (2.53)
--------------------------------------------------------------------------------------------------

Outstanding, December 31, 2003                                    2,055,100               $   2.54
--------------------------------------------------------------------------------------------------

The stock options outstanding at December 31, 2003 expire between February 28, 2010 and November 17, 2012.

Additional information regarding options outstanding as at December 31, 2003 is as follows:

                                Options outstanding                              Options exercisable
-----------------------------------------------------------------------------------------------------------
                                   Weighted average
                                       remaining         Weighted                              Weighted
Exercise              Number           contract          average             Number             average
 prices             of shares        life (years)     exercise prices      of shares        exercise prices
-----------------------------------------------------------------------------------------------------------
$2.52               1,970,100            7.14              $ 2.52           1,293,025            $ 2.52
$2.69                  25,000            7.12                2.69              12,500              2.69
$2.85                  35,000            6.74                2.85              26,250              2.85
$3.35                  25,000            6.32                3.35              18,750              3.35
-------------------------------------------------------------------------------------------------------

                    2,055,100            7.12              $ 2.54           1,350,525            $ 2.54
-------------------------------------------------------------------------------------------------------

      (e)   Pro forma stock-based compensation:

            The Company applied the intrinsic value based method of accounting for stock-based compensation awards granted to employees starting from January 1, 2002 to December 31, 2002 and the fair value method to employee awards granted thereafter (note 2(b)). No compensation cost has been recognized for stock options granted to employees during the twelve months ended December 31, 2002 and 2003. Had compensation cost for these employee stock options been determined based on the fair value based method of accounting for stock-based compensation for awards granted on or after January 1, 2002, the Company's earnings (loss) and from earnings (loss) per share would have been adjusted to the pro forma amounts indicated below:

                                                                             2003            2002
-----------------------------------------------------------------------------------------------------
Earnings (loss) for the year:
     As reported                                                        $   2,207,719   $  (6,653,195)
     Pro forma                                                              1,999,521      (6,842,601)

Basic earnings (loss) per common share:
     As reported                                                        $        0.05   $       (0.29)
     Pro forma                                                                   0.04           (0.30)

Diluted earnings (loss) per common share:
     As reported                                                                 0.04           (0.29)
     Pro forma                                                                   0.04           (0.30)

-----------------------------------------------------------------------------------------------------

            The fair value of each option granted in 2002 was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Risk-free interest rate                                                                          5.36%
Dividend yield                                                                                      0%
Expected option lives                                                                         6 years
Volatility                                                                                        116%
-----------------------------------------------------------------------------------------------------

            The weighted average grant date fair value of options granted in 2002 was $1.31. No employee awards were granted in 2003.

      (f)   Earnings (loss) per share:

                                                             2003             2002           2001
-----------------------------------------------------------------------------------------------------
Earnings (loss) for the year                            $  2,207,719    $  (6,653,195)  $  (4,456,460)
Less:   Preferred share dividends                           (780,000)        (845,000)       (390,000)
        Part VI.1 tax on distributions                      (140,000)               -               -
-----------------------------------------------------------------------------------------------------

Earnings (loss) available to common shareholders
  (basic and diluted)                                   $  1,287,719    $  (7,498,195)  $  (4,846,460)
-----------------------------------------------------------------------------------------------------

Weighted average common shares issued                     27,322,720       24,632,522      21,780,628
Shares to be issued as consideration (note 3)                800,000          800,000         800,000
Contingent consideration shares to be issued (note 3)        379,200          285,000               -
-----------------------------------------------------------------------------------------------------

Weighted average common shares - basic                    28,501,920       25,717,522      22,580,628
Contingent consideration shares to be issued (note 3)        490,800                -               -
Bonus shares to be issued                                      9,221                -               -
-----------------------------------------------------------------------------------------------------

Weighted average common shares  - diluted                 29,001,941       25,717,522      22,580,628
-----------------------------------------------------------------------------------------------------

Basic earnings (loss) per share                         $       0.05    $       (0.29)  $       (0.21)
Diluted earnings (loss) per share                               0.04            (0.29)          (0.21)

-----------------------------------------------------------------------------------------------------

      (g)   Contract renewal payments:

            As part of the DTS acquisition in 2000, current British Columbia banking system clients were offered bonus shares to a maximum amount of $3,000,000 to enter into or renew their Data Services Agreements for a minimum term of five years, payable by the issuance of common shares. These inducements expired on December 31, 2003.

            Upon a client renewing their Data Services Agreement, the Company will record its obligation to issue common shares at the prevailing market value as a credit to share capital and a debit to deferred asset (note 7), which will be amortized over the term of the respective renewal contract.

15.   RESTRUCTURING AND OTHER CHARGES:

                                                                2003             2002             2001
---------------------------------------------------------------------------------------------------------
Workforce reduction                                        $   1,000,378    $   2,192,698       $       -
Non-cash capital asset write-downs                                     -        6,255,956               -
Premises restructuring                                                 -          277,669               -
Other                                                            199,761          185,000               -
---------------------------------------------------------------------------------------------------------

                                                           $   1,200,139    $   8,911,323       $       -
---------------------------------------------------------------------------------------------------------

      In August 2002, the Company implemented a business restructuring to streamline business operations and improve operating efficiency in the Banking Solutions segment. This strategy included a provision for workforce reductions, capital asset write-downs, and charges related to premises and other purchase commitments. The workforce reduction charges primarily related to severance and related benefits for the termination of 53 positions primarily in fulfillment and administrative departments. The Company also wrote down capital assets to reflect the reduction of the carrying value of certain capital assets that will not be in use in the business going forward.

      In November 2003, the Company implemented a business restructuring to further streamline business operations and improve operating efficiency in the Banking Solutions segment. This strategy included a provision for workforce reductions and other purchase commitments. The workforce reduction charges primarily related to severance and related benefits for the termination of approximately 16 positions in fulfillment departments.

                                           Workforce
                                           reduction         Premises           Other           Total
---------------------------------------------------------------------------------------------------------
Liability balance, January 1, 2002        $          -     $          -      $         -   $            -
    Incurred and expensed                    2,192,698          277,669          185,000        2,655,367
    Cost paid or settled                    (1,709,415)         (22,669)         (79,607)      (1,811,691)
---------------------------------------------------------------------------------------------------------

Liability balance, December 31, 2002           483,283          255,000          105,393          843,676
---------------------------------------------------------------------------------------------------------

    Incurred and expensed                    1,000,378                -          199,761        1,200,139
    Cost paid or settled                      (836,888)               -          (84,654)        (921,542)
    Adjustments to liabilities                (100,000)               -                -         (100,000)
---------------------------------------------------------------------------------------------------------

Liability balance, December 31, 2003      $    546,773     $    255,000      $   220,500   $    1,022,273
---------------------------------------------------------------------------------------------------------

16.   INTEREST:

      Interest expense includes interest incurred in respect of the following:

                                                                2003             2002            2001
---------------------------------------------------------------------------------------------------------
Current debt                                               $     274,663    $     331,853   $     473,422
Prepaid data services                                            406,805          317,644         333,344
Long-term debt                                                   840,554          754,852       1,161,173
Capital lease obligations                                        512,154          667,142         787,574
---------------------------------------------------------------------------------------------------------

                                                           $   2,034,176    $   2,071,491   $   2,755,513
---------------------------------------------------------------------------------------------------------

17.   OTHER INCOME, NET:

                                                                2003             2002            2001
---------------------------------------------------------------------------------------------------------
Gain on disposal of TSX shares (note 7)                    $           -    $   4,267,102   $           -
Gain on disposal of Bourse de Montreal shares (note 7)           275,600                -         914,298
Provision for write-down of other assets                               -                -        (369,911)
Settlement of contract                                           171,000          292,000               -
Loss on discontinued operations (note 9)                        (250,000)        (235,000)       (353,736)
Investment income                                                137,615          298,321         127,103
Gain on sale of assets                                           134,975          198,886               -
Miscellaneous                                                          -          103,079         250,502
---------------------------------------------------------------------------------------------------------

                                                           $     469,190    $   4,924,388   $     568,256
---------------------------------------------------------------------------------------------------------

      Settlement of contract resulted from the accelerated payout of a banking and payments processing agreement due to the merger of a credit union client with another credit union during the year.

      In 2001, the Company realized a $914,298 gain on disposal of other assets from the sale of its three common shares of the Canadian Venture Exchange Inc. and 19,178 shares of the Bourse de Montreal for realized gains of $834,038 and $80,260, respectively.

      In 2001, the Company set up a provision for write-down of its investments in the shares of a private corporation.

18.   INCOME TAXES:

      (a) The Company has available net operating losses that may be carried forward and used to reduce future taxable income. The benefit of these losses has not been recognized in the financial statements and they expire as follows:

2005                                                                                   $            -
2006                                                                                                -
2007                                                                                          411,000
2008                                                                                        6,936,000
2009                                                                                        4,599,000
2010                                                                                        1,824,000
-----------------------------------------------------------------------------------------------------

                                                                                       $   13,770,000
-----------------------------------------------------------------------------------------------------

      (b) The Company has available unclaimed scientific research and experimental development expenditures of nil (2002 - $2,055,000, 2001 - nil ) that may be carried forward indefinitely and used to reduce future taxable income. The benefit of these expenditures has not been recognized in the financial statements.

      (c) Temporary differences give rise to the following future income tax assets and liabilities at December 31:

                                                                             2003            2002
-----------------------------------------------------------------------------------------------------
Future income tax assets:
     Capital assets                                                     $   9,667,000   $   7,375,000
     Scientific research and experimental
       development expenditures                                                     -         732,000
     Other investments                                                        655,000         833,000
     Losses available for future periods                                    4,905,000       5,822,000
-----------------------------------------------------------------------------------------------------

Gross future tax assets                                                    15,227,000      14,762,000
Valuation allowance                                                       (14,689,401)    (13,718,155)
-----------------------------------------------------------------------------------------------------

Future income tax assets                                                      537,599       1,043,845

Future income tax liability:
     Financing costs and other                                               (493,000)       (846,000)
-----------------------------------------------------------------------------------------------------

Net future income tax assets                                            $      44,599   $     197,845
-----------------------------------------------------------------------------------------------------

      (d) The differences between the effective tax rate reflected in the provision for income taxes and the Canadian statutory income tax rate are as follows:

                                                               2003            2002             2001
-----------------------------------------------------------------------------------------------------
Corporate statutory income tax rate                            37.6%           39.6%            44.6%
Deduct the effect of:
     Expenses not deductible for income tax purposes            1.6             0.9             (2.2)
     Change in valuation allowance allocated
       to future tax assets                                   (32.2)          (39.8)           (22.9)
     Adjustment to future tax assets for changes
       in tax laws and rates                                      -               -            (19.5)
     Part VI.I tax on distributions                            (5.9)              -                -
     Other                                                      0.5               -                -
----------------------------------------------------------------------------------------------------

Effective tax rate                                              1.6%            0.7%             0.0%
----------------------------------------------------------------------------------------------------

19.   CHANGES IN NON-CASH OPERATING CAPITAL:

                                                                2003             2002            2001
----------------------------------------------------------------------------------------------------------
Amounts receivable                                         $     917,430    $     950,660   $  (2,407,412)
Marketable securities                                            (26,866)         (21,494)        328,122
Prepaid and other                                                640,250         (219,547)       (680,815)
Accounts payable and accrued liabilities                      (1,756,834)      (1,285,706)        919,160
Accrued costs of discontinued operations                        (376,094)        (598,153)       (273,854)
Income taxes                                                     153,246         (556,886)        (40,137)
Deferred revenue                                                 579,347           80,915         926,688
Prepaid data services                                            706,363        2,208,547      (2,153,309)
Other current assets on acquisition of TCS (note 3)                    -                -       1,058,585
Other current liabilities on acquisition of TCS (note 3)               -                -      (1,258,693)
Long-term portion of prepaid expenses                           (398,157)               -               -
---------------------------------------------------------------------------------------------------------

                                                           $     438,685    $     558,336   $  (3,581,665)
---------------------------------------------------------------------------------------------------------

20.   FINANCIAL INSTRUMENTS:

      (a)   Interest rate risk:

            The Company did not have outstanding interest rate hedges in place at December 31, 2003, 2002 and 2001. The exposure to upward interest rate movements relating to the operating loan and long-term debt is monitored by the Company on a regular basis.

      (b)   Credit risk:

            Credit risk reflects the risk that the Company may be unable to recover amounts receivable. The Company has a significant number of individual contracts and only one client represents 13% of consolidated revenue and another client represents 10% in fiscal year 2003. During 2002, only one significant customer existed with revenues of 15% of consolidated revenues. The Company employs established credit approval practices to further mitigate this risk.

      (c)   Currency risk:

            Approximately 8% (2002 - 8%, 2001 - 18%) of the Company's revenues were denominated in United States dollars while all of the Company's expenditures were denominated in Canadian dollars. Fluctuations in the exchange rates between Canadian and United States dollars could have a material effect on the Company's business, financial condition and results of operations. The Company has not entered into foreign currency contracts or other instruments to mitigate this risk.

      (d)   Fair value:

            The Company's financial instruments consist of cash and cash equivalents, amounts receivable, marketable securities, term deposits, accounts payable and accrued liabilities, deferred revenues, capital leases and long-term debt. It is management's opinion that the Company is not exposed to significant interest or currency risks arising from these financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

21.   COMMITMENTS:

      (a)   Lease obligations and maintenance agreements:

            The Company has operating leases on premises and equipment and maintenance agreements for varying terms up to a maximum of six years.

            Aggregate payments in each of the five years ending December 31 are as follows:

2004                                                                                   $    2,491,538
2005                                                                                        1,940,825
2006                                                                                          815,068
2007                                                                                          391,763
2008 and thereafter                                                                           438,921
-----------------------------------------------------------------------------------------------------

                                                                                       $    6,078,115
-----------------------------------------------------------------------------------------------------

      (b)   TCS additional common shares:

            Pursuant to the TCS acquisition agreement (note 3), the Company is committed to issue $2,000,000 of additional common shares to the former TCS shareholders. The Company may elect to issue the additional common shares at any time before the third anniversary of the acquisition date at the greater of the prevailing market price for the 20 consecutive trading days preceding the date of issuance and $2.50 per share.

      (c)   TCS additional consideration:

            Pursuant to the TCS acquisition agreement (note 3), if the former TCS shareholders meet certain performance based criteria, the Company has an obligation to pay additional consideration in the form of common shares to be issued to the former TCS shareholders.

            As at December 31, 2003, the former TCS shareholders earned in aggregate $2,175,000 (2002 - $948,000 - 2001 - $712,500) in common shares to be issued at the greater of the prevailing market price for the 20 consecutive trading days up to and including December 31, 2003 and $2.50 per share.

22.   RELATED PARTY TRANSACTIONS:

      (a) The Company derives approximately 54% (2002 - 53%, 2001 - 47%) of its total revenues from its financial institution shareholders under agreements at market rates. These long-term agreements have varying termination dates extending to 2010.

      (b) Account balances resulting from operating transactions with financial institution shareholders are included in the balance sheet and are settled in normal trade terms including the charging of interest on outstanding balances.

      (c) The Company leases one of its premises at normal commercial rates from Credit Union Central of BC, a financial institution shareholder.

      (d) During the year, the Company paid consulting fees of nil (2002 - $45,000, 2001 $174,000) to a corporation controlled by a director of the Company.

      (e) The remaining balance of $395,938 that was included in accrued costs of discontinued operations in the year 2002, and was paid to an officer and director of the Company during the year.

      (f) In 2002 certain employees, an officer and director, and a company related to a client of the Company participated in the July 10, 2002 private placement. The employees acquired 50,000 common shares valued at $80,000, the officer and director acquired 75,000 common shares valued at $120,000, and the company related to a client of the Company acquired 1,562,500 common shares valued at $2,500,000.

      (g) An executive of the Company acquired shares by way of an employee share purchase plan in 2003 of $60,318 (2002 - $37,956). The loan is repayable in twelve quarterly installments commencing January 1, 2005 and bears interest at the Bank of Montreal's prime interest rate per annum.

23.   CONTINGENCIES:

      The Company and its wholly owned subsidiaries are defendants in several outstanding legal proceedings related to discontinued operations of former operating subsidiaries that were in the stock brokerage and financial planning businesses, namely C.M. Oliver & Company Limited ("CMO") and Planvest Financial Services Inc. ("PFSI") (formerly C.M. Oliver Financial Corporation). CMO ceased operations in October 1998 and PFSI ceased operations in May 1999.

      The Company views the legal claims, other than as noted below, to be immaterial individually and in aggregate and adequate provisions for likely losses, if any, have been recorded (note 9). Ultimately, however, such provisions may be inadequate. In the event that costs and damages associated with legal proceedings exceed these provisions, such losses would be charged against discontinued operations in the period they were determinable.

      (a) In January 1998, a claim was filed against CMO, a former broker and third party co-defendants related to a deposit of shares by the plaintiff in an account with CMO as well as trading activities in this account. The plaintiff alleges that trading in his account in 1996 and 1997 was undertaken by the former broker under instructions from the co-defendants pursuant to an improperly obtained power of attorney. The claim, as amended in November 2003, seeks unspecified general and special damages, costs and interest against the defendants. Mediation has been scheduled for May 2004 and if unsuccessful, a trial date has been scheduled for June 2005.

      (b) In March 2000, four claims were filed against a number of unrelated co-defendants as well as CMO related to a series of real estate transactions in 1994 and 1995 involving a common promoter. CMO is a defendant as a result of the unauthorized involvement of a former broker for allegedly providing investment advice. Pleadings and lists of documents have been exchanged and examinations for discovery have commenced and are ongoing with respect to this matter. The claims seek unspecified damages, costs and interest against the defendants.

            With respect to the claims under (a) and (b) above, the Company and its legal counsel have determined that it is not possible at this time to predict the final outcome of these legal proceedings and that it is not possible to establish a reasonable estimate of possible damages, if any, or to reasonably estimate the range of possible damages that may be awarded to the plaintiffs.

24.   SEGMENTED INFORMATION:

      (a)   Industry segments:

            The Company operates the following business segments which have been segregated based on product offerings, reflecting the way that management organizes the segments within the business for making operating decisions and assessing performance.

            (i) Banking Solutions primarily involves the provision of banking system services, software development and product and license sales to financial institutions in Canada.

            (ii) Payment Solutions primarily involves the provision of switch services for the processing of ATM and POS transactions to financial institutions and businesses in Canada and software development and product and license sales to financial institutions in the Caribbean, United States, Europe, the Middle East and Asia.

            (iii) Other comprises income and assets from the Company's unallocated corporate and discontinued operations.

                                  Banking          Payment
2003                             Solutions        Solutions            Other           Total
------------------------------------------------------------------------------------------------
Revenues                     $    26,933,217   $   17,526,800       $         -   $   44,460,017
Segment contributions              2,226,698        1,580,663             1,344        3,808,705
Interest expense                   1,968,451           65,725                 -        2,034,176
Amortization of capital
  and other assets                 3,569,874          777,341                 -        4,347,215
Other income, net                    385,030           61,560            22,600          469,190
Earnings (loss) before
  income taxes                       643,277        1,576,498            23,944        2,243,719
Earnings (loss)                      607,277        1,576,498            23,944        2,207,719
Segment assets                    17,831,212       18,745,796         5,978,172       42,555,180
Additions to capital assets        5,059,148        1,180,635            20,546        6,260,329
Additions to goodwill                      -        1,227,000                 -        1,227,000

------------------------------------------------------------------------------------------------

                                  Banking          Payment
2002                             Solutions        Solutions            Other           Total
------------------------------------------------------------------------------------------------
Revenues                     $    28,093,258   $   16,870,687      $          -   $   44,963,945
Segment contributions             (5,379,318)      (4,080,024)                -       (9,459,342)
Interest expense                   1,864,342          207,149                 -        2,071,491
Amortization of capital
  and other assets                 4,216,549          468,505                 -        4,685,054
Other income, net                    790,166          102,120         4,032,102        4,924,388
Earnings (loss) before
  income taxes                    (6,453,494)      (4,185,053)        4,032,102       (6,606,445)
Earnings (loss)                   (6,500,244)      (4,185,053)        4,032,102       (6,653,195)
Segment assets                    16,890,502       16,735,112         8,408,627       42,034,241
Additions to capital assets        1,158,088        1,110,158            58,266        2,326,512
Additions to goodwill                      -          235,500                 -          235,500

------------------------------------------------------------------------------------------------

            (iii) Other comprises income and assets from the Company's unallocated corporate and discontinued operations (continued):

                                  Banking          Payment
2001                             Solutions        Solutions            Other           Total
------------------------------------------------------------------------------------------------
Revenues                     $    29,438,709   $   13,356,619      $          -   $   42,795,328
Segment contributions                972,113       (3,241,316)                -       (2,269,203)
Interest expense                   2,461,936          293,577                 -        2,755,513
Amortization of capital
  and other assets                 3,703,234          636,939                 -        4,340,173
Other income, net                    429,946                -           138,310          568,256
Earnings (loss) before income
  taxes and amortization          (1,059,877)      (2,897,893)          138,310       (3,819,460)
Amortization of goodwill                   -          637,000                 -          637,000
Earnings (loss)                   (1,059,877)      (3,534,893)          138,310       (4,456,460)
Segment assets                    22,191,767       17,687,018         7,856,985       47,735,770
Additions to capital assets        1,530,764        1,532,470           497,996        3,561,230
Additions to goodwill                      -       11,981,635                 -       11,981,635
------------------------------------------------------------------------------------------------

            The accounting policies for the business segments are the same as those described in note 2. There are no significant inter-segment revenues.

            Other segment assets also include the Company's total cash and cash equivalents and term deposits which are considered corporate assets.

      (b)   Geographic information:

            92% of revenues in 2003 (2002 - 94%, 2001 - 87%) were to clients located in Canada with the remaining sales to clients located in the Caribbean, United States, Europe, the Middle East and Asia. Revenues from two clients of the Company's Banking Solutions segment individually represent greater than 10% of the Company's total revenue. One client represents $5,851,133 (2002 - $6,872,000, 2001 -
            $7,823,000) of the Company's total revenue. All goodwill and capital assets of the Company are located in Canada.

25.   RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

      The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). A description of US GAAP and the rules prescribed by the United States Securities and Exchange Commission ("SEC") that result in significant measurement differences from Canadian GAAP follows:

                                                                          2003                  2002
---------------------------------------------------------------------------------------------------------
EARNINGS (LOSS) FOR THE YEAR UNDER CANADIAN GAAP                     $     2,207,719       $   (6,653,195)
    Stock-based compensation (a)                                              (2,997)              44,396
    Software development costs (b)                                           (60,000)            (308,000)
    Capital assets (e)                                                       776,279           (3,946,085)
    Redeemable preferred shares (f)                                         (530,000)                   -
---------------------------------------------------------------------------------------------------------

Earnings (loss) according to US GAAP                                       2,391,001          (10,862,884)

Other comprehensive income (d):
    Unrealized gains (losses) on available-for-sale securities               144,607            1,632,701
    Reclassification adjustments for realized gains                         (275,600)          (4,267,102)
---------------------------------------------------------------------------------------------------------
                                                                            (130,993)          (2,634,401)
---------------------------------------------------------------------------------------------------------

Total comprehensive income (loss) according to US GAAP               $     2,260,008       $  (13,497,285)
---------------------------------------------------------------------------------------------------------

Earnings (loss) per common share:
    Basic                                                            $          0.07       $        (0.46)
    Diluted                                                                     0.07                (0.46)

---------------------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding
    Basic                                                                 28,501,920           25,717,522
    Diluted                                                               29,001,941           25,717,522

---------------------------------------------------------------------------------------------------------

The amounts in the consolidated balance sheets that differ significantly from those reported under Canadian GAAP are as follows:

                                             DECEMBER 31, 2003                    DECEMBER 31, 2002
                                   -----------------------------------  ---------------------------------
                                       CANADIAN               US           CANADIAN              US
                                         GAAP                GAAP            GAAP               GAAP
---------------------------------------------------------------------------------------------------------
Marketable securities (d)          $     191,696        $      456,515  $     164,830     $       212,000
Capital assets (b) and (e)            14,775,158            11,203,352     12,498,037           8,209,952
Other assets (d)                       2,060,842             2,060,842      2,018,581           2,367,223
Goodwill (c)                          12,807,135            13,038,735     11,580,135          11,811,735
Redeemable preferred shares (f)                -            12,630,288              -          12,630,288
Other comprehensive income (d)                 -               264,819              -             395,812
Share capital (a)(c) and (f)          48,883,523            36,545,787     47,028,608          34,687,875
Deficit (a)(b)(c) and (e)            (36,891,200)          (40,523,958)   (38,178,919)        (42,524,959)
---------------------------------------------------------------------------------------------------------

25.   RECONCILIATION TO UNITED STATES GENERALLY ACCOUNTING PRINCIPLES
      (CONTINUED):

      The following are the significant measurement differences in accounting principles, practices and methods used in preparing these financial statements from those generally accepted in the United States:

      (a)   Stock-based compensation:

            Beginning in 2000, the Company granted stock options to certain directors and employees and consultants for services provided to the Company. The Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation on January 1, 2002 as described in note 2(b). Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") became effective for US GAAP purposes for fiscal years beginning after December 15, 1995.

            As allowed by SFAS 123, the Company follows the intrinsic value principles of APB Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations, in measuring compensation expense for employee options. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market value of the stock at the measurement date, which is generally the grant date, over the amount an employee must pay to acquire the stock. The application of APB 25 resulted in compensation expense of nil being recognized for employees in the year ended December 31, 2003 (2002 - nil; 2001 and prior years-nil) under US GAAP. Similarly, no employee stock-based compensation expense was recognized under Canadian GAAP.

            SFAS 123 requires the fair value of the stock options granted to non-employees to be expensed. This expense was estimated using the Black-Scholes option-pricing model and the following weighted average assumptions:

                                                                         2003                 2002
-----------------------------------------------------------------------------------------------------
Expected dividend yield                                                       -                    -
Expected stock price volatility                                           199.3%               187.2%
Risk-free interest rate                                                     2.1%                 2.8%
Expected life of options                                              6.7 years            7.9 years

-----------------------------------------------------------------------------------------------------

            Compensation expense is recognized as the awards are earned and the services are performed. The cumulative effect of stock options granted to non-employees for the period from implementation of SFAS 123 to December 31, 2001 would have been a $83,951 increase in the deficit and contributed surplus and an expense (recovery) for each of the years ended December 31, 2003 and 2002 of $2,997 and $(44,396), respectively.

25.   RECONCILIATION TO UNITED STATES GENERALLY ACCOUNTING PRINCIPLES
      (CONTINUED):

      (b)   Software development costs:

            Under Canadian GAAP, the Company capitalizes certain software development costs if certain capitalization criteria are met as described in Note 2 (e). Under US GAAP Statement of Position No. 98-1, Accounting for the Costs of Computer Software Development or Obtained for Internal Use, computer software costs incurred in the preliminary project stage are required to be expensed as incurred until management commits funding to the project, it is probable that the project will be completed and the software will function as intended. The Company capitalized software development costs that would be expensed under US GAAP in 2003 of $60,000 (2002-$308,000 and 2001 and prior years-$34,000). No depreciation had been recognized on these assets under Canadian GAAP.

      (c)   Acquisition:

            Under Canadian GAAP, the Company valued the common shares issued in 2001 as consideration on the acquisition of TCS Canada Limited at the market price of the common stock at the closing date. Under US GAAP, the common shares are valued based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition are agreed to and announced.

            The Company would have recognized additional goodwill under US GAAP on the date of acquisition of $250,000 and recorded additional goodwill amortization of $18,400 in 2001. Share capital at December 31, 2003 and 2002 would have increased by $250,000.

      (d)   Unrealized gains and losses:

            Under US GAAP, the Company is required to disclose components of comprehensive income in its financial statements. No similar requirement exists under Canadian GAAP. Included in comprehensive income would be unrealized gains and losses on available-for-sale marketable securities included in marketable securities and other assets on the consolidated balance sheet. Under US GAAP, available-for-sale securities are recorded at their market value.

      (e)   Capital assets:

            During 2002, the Company wrote-down the carrying value of its banking system based upon future undiscounted cash flows to be derived from the system. Under US GAAP, the Company would write down the carrying value of the banking system to its estimated fair value using future discounted cash flows. Under US GAAP, capital assets would be written down by a further $4,269,535 in 2002 and amortization on capital assets would decrease by $776,279 in 2003 (2002 - $323,450).

      (f)   Redeemable preferred shares:

            Under Canadian GAAP, the Series A preferred shares are classified within shareholders' equity. Under rules prescribed by the SEC, the Series A preferred shares would be classified between shareholders' equity and liabilities on the consolidated balance sheet. Upon the adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150") on July 1, 2003, these securities would be classified as liabilities.

            No transitional gain or loss would result from the cumulative effect of adoption of SFAS 150 since the carrying value of the securities was equal to their fair value. Upon adoption of SFAS 150, preferred share dividends and related Part VI.1 tax on distributions subsequent to June 30, 2003 would be recognized in the consolidated statement of operations.

25.   RECONCILIATION TO UNITED STATES GENERALLY ACCOUNTING PRINCIPLES
      (CONTINUED):

      (g)   Statement of cash flows:

            The Company has included a subtotal in cash flows from operating activities. Under US GAAP, no such subtotal would be disclosed.

      (h)   Future pronouncements:

            In May 2003, the FASB issued SFAS No. 150. SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The effect of adoption of SFAS 150 on the Company's financial statements is reflected in
            (f) above.

            In addition, the FASB, the Emerging Issues Task Force ("EITF") and the SEC have issued a variety of interpretations and abstracts including the following with wide applicability:

                  EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables addresses revenue recognition for arrangements with multiple deliverables which should be considered as separate units of accounting if the deliverables meet certain criteria as described in EITF 00-21. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Early adoption is permitted.

                  Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special-Purpose Entities"). The Interpretation is generally effect for interim or annual periods beginning after December 15, 2003.

                  In December 2003, the SEC issued SAB No. 104, "Revenue Recognition". SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of Staff Accounting Bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations.

      To date, the adoption of EITF 00-21, FIN 46 and SAB 104 has not impacted the Company's financial statements.

26.   SUBSEQUENT EVENT:

      On August 26, 2004 Open Solutions Inc. ("Open Solutions"), a provider of integrated data processing technologies for banks and credit unions and the Company entered into a definitive acquisition agreement for Open Solutions to acquire all the issued and outstanding shares of the Company. The plan of arrangement includes a transaction where the Company sells the discontinued operations of former operating subsidiaries, namely CMO, PFSI, and Victoria Asset Management Corporation (VAM) immediately prior to close of the transaction to an unrelated third party. On October 21, 2004, shareholders unanimously approved the plan of arrangement. On October 29, 2004, the Company sold CMO, PFSI, and VAM as planned and Open Solutions completed the acquisition transaction.

      On October 29, 2004, the Company repaid outstanding bank indebtedness and long term debt with funds advanced from Open Solutions. On November 1, 2004, the Company's shares were delisted from the Toronto Stock Exchange

      Consolidated Financial Statements
      (Expressed in Canadian dollars)

      DATAWEST SOLUTIONS INC.

      Nine months ended September 30, 2004 and 2003

      (Unaudited)

DATAWEST SOLUTIONS INC.
Consolidated Balance Sheets
(Expressed in Canadian Dollars)

                                                                           September 30,        December 31,
                                                                               2004                2003
--------------------------------------------------------------------------------------------------------------
                                                                              (Unaudited)
Assets

Current assets:
     Cash and cash equivalents                                            $     4,122,647      $     4,584,872
     Amounts receivable                                                         4,668,031            6,222,362
     Marketable securities, quoted market value $502,552
       (2003 - $456,515)                                                          223,219              191,696
     Prepaid and other                                                            441,046              518,516
--------------------------------------------------------------------------------------------------------------
                                                                                9,454,943           11,517,446

Term deposits                                                                   1,667,000            1,350,000

Capital assets                                                                 12,793,805           14,775,158

Other assets                                                                    1,713,084            2,060,842

Goodwill (net of accumulated amortization of $637,000)                         12,807,135           12,807,135

Future income taxes                                                                     -               44,599
--------------------------------------------------------------------------------------------------------------

                                                                          $    38,435,967      $    42,555,180
--------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity

Current liabilities:
     Bank indebtedness                                                    $       864,072      $     2,297,401
     Accounts payable and accrued liabilities                                   4,300,977            4,969,800
     Accrued costs of discontinued operations                                     345,354              533,982
     Deferred revenue                                                           2,095,563            1,386,336
     Current portion of prepaid data services                                   1,585,055            1,708,327
     Current portion of long-term debt                                          2,700,000            3,600,000
     Current portion of obligations under capital leases                          977,556            1,440,402
--------------------------------------------------------------------------------------------------------------
                                                                               12,868,577           15,936,248

Deferred revenue                                                                1,902,387            1,018,212

Prepaid data services                                                           2,425,284            3,631,110

Long-term debt                                                                  7,424,509            8,964,946

Obligations under capital leases                                                  217,169            1,012,341
--------------------------------------------------------------------------------------------------------------
                                                                               24,837,926           30,562,857

Shareholders' equity:
     Share capital (note 4)                                                    48,971,493           48,883,523
     Deficit                                                                  (35,373,452)         (36,891,200)
--------------------------------------------------------------------------------------------------------------
                                                                               13,598,041           11,992,323
--------------------------------------------------------------------------------------------------------------

                                                                          $    38,435,967      $    42,555,180
--------------------------------------------------------------------------------------------------------------

Commitments (note 9)
Contingencies (note 10)
Subsequent event (note 13)

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Consolidated Statements of Operations and Deficit
(Unaudited)
(Expressed in Canadian Dollars)

Nine months ended September 30, 2004 and 2003

                                                                                2004                 2003
--------------------------------------------------------------------------------------------------------------
Revenue:
     Banking Solutions                                                    $    20,077,335      $    23,854,353
     Payment Solutions                                                         10,397,866            9,658,768
--------------------------------------------------------------------------------------------------------------
                                                                               30,475,201           33,513,121

Expenses:
     Service and operations                                                    17,048,993           19,742,342
     General and administrative                                                 3,869,010            4,332,169
     Sales                                                                        919,198              741,098
     Research and development                                                   1,931,182            2,623,018
     Restructuring and other charges (note 5)                                     302,823              373,731
     Amortization of capital and other assets                                   3,130,062            3,156,370
--------------------------------------------------------------------------------------------------------------
                                                                               27,201,268           30,968,728
--------------------------------------------------------------------------------------------------------------

Operating earnings before other items                                           3,273,933            2,544,393

Other items:
     Interest expense (note 6)                                                  1,168,970            1,539,308
     Other income, net (note 7)                                                  (126,272)            (406,998)
--------------------------------------------------------------------------------------------------------------
                                                                                1,042,698            1,132,310
--------------------------------------------------------------------------------------------------------------

Earnings before income taxes:                                                   2,231,235            1,412,083

Income taxes:
     Current                                                                       31,388               37,503
     Future                                                                        44,599                    -
--------------------------------------------------------------------------------------------------------------
                                                                                   75,987               37,503
--------------------------------------------------------------------------------------------------------------

Earnings for the period                                                         2,155,248            1,374,580

Deficit, beginning of period                                                  (36,891,200)         (38,178,919)

Dividends paid                                                                   (585,000)            (585,000)
Part VI.1 tax on distributions                                                    (52,500)            (122,500)
--------------------------------------------------------------------------------------------------------------

Deficit, end of period                                                    $   (35,373,452)     $   (37,511,839)
--------------------------------------------------------------------------------------------------------------

Earnings per common share (note 4(e)):
     Basic and diluted                                                    $          0.05      $          0.02

--------------------------------------------------------------------------------------------------------------

Weighted average number of common shares outstanding (note 4(e)):
     Basic and diluted                                                         29,823,823           28,344,475

--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Expressed in Canadian Dollars)

Nine months ended September 30, 2004 and 2003

                                                                                2004                 2003
--------------------------------------------------------------------------------------------------------------
Cash flow provided by (used in):

Operations:
     Earnings for the period                                               $    2,155,248       $    1,374,580
     Items not involving cash:
         Amortization of capital and other assets                               3,130,062            3,156,370
         Other income, net (note 7)                                                     -             (275,600)
         Future income taxes                                                       44,599                    -
         Deferred financing charges                                                62,209               40,894
--------------------------------------------------------------------------------------------------------------
                                                                                5,392,118            4,296,244
     Change in non-cash operating capital (note 8)                                393,035               52,489
--------------------------------------------------------------------------------------------------------------
                                                                                5,785,153            4,348,733

Investments:
     Decrease (increase) in term deposits                                        (317,000)             150,000
     Purchase of capital assets                                                  (860,889)          (5,440,144)
     Proceeds from disposal of other assets, net of costs                               -              290,958
--------------------------------------------------------------------------------------------------------------
                                                                               (1,177,889)          (4,999,186)

Financing:
     Decrease (increase) in bank indebtedness                                  (1,433,329)             245,379
     Proceeds from long-term debt                                                       -            2,400,000
     Repayment of long-term debt                                               (2,440,437)          (2,000,093)
     Repayments under capital leases                                           (1,258,018)          (1,497,550)
     Increase in deferred financing charges                                       (10,000)             (54,012)
     Decrease in equity loan advances                                              72,295                    -
--------------------------------------------------------------------------------------------------------------
                                                                               (5,069,489)            (906,276)
--------------------------------------------------------------------------------------------------------------

Decrease in cash                                                                 (462,225)          (1,556,729)

Cash and cash equivalents, beginning of period                                  4,584,872            5,776,255
--------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                                   $    4,122,647       $    4,219,526
--------------------------------------------------------------------------------------------------------------

Cash is defined as cash and cash equivalents.

Supplementary information:
     Interest paid during the period                                       $    1,093,459       $    1,486,006
     Income tax installments paid during the period                               119,916                    -

Non-cash financing/investing activities:
     Common shares issued on renewal of data services agreements                   15,675                    -
     Accruals for or common shares issued as payment
       of preferred share dividend and Part VI.I tax                              637,500              707,500

--------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

DATAWEST SOLUTIONS INC.
Notes to Consolidated Financial Statements
(Unaudited)
(Expressed in Canadian Dollars)

Nine months ended September 30, 2004 and 2003

1.    NATURE OF OPERATIONS AND BASIS OF PRESENTATION:

      Datawest Solutions Inc. (the "Company" or "Datawest") is incorporated under the Canada Business Corporations Act and is a provider of banking and payment technology solutions.

      The accompanying financial information is unaudited and does not include all the information and footnote disclosures required under Canadian generally accepted accounting principles for annual financial statements. The accompanying financial information reflects all adjustments, consisting primarily of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the results for the interim period. These consolidated financial statements should be read in conjunction with Datawest's audited consolidated financial statements and notes for the year ended December 31, 2003 included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.

2.    SIGNIFICANT ACCOUNTING POLICIES:

      These interim financial statements follow the same accounting policies and methods of application as the most recent annual financial statements and have been prepared in accordance with generally accepted accounting principles in Canada, which materially conform with those established in the United States, except as explained in note 14.

      (a)   Use of estimates:

            The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant areas requiring the use of estimates are the useful life of capital assets, provision for the settlement of outstanding claims, allowance for doubtful accounts, the fair value of goodwill, and the net recoverable amount of capital assets. Actual results could differ materially from those estimates used in the financial statements.

      (b)   Comparative figures:

      Certain comparative figures have been reclassified in order to conform with the presentation adopted for the current year.

3.    ACQUISITION:

      Effective May 31, 2001, the Company acquired all of the issued and outstanding shares of TCS (Canada) Limited ("TCS"), a provider of electronic payments software and processing services for the global financial services industry. The transaction has been accounted for as a purchase and the assets acquired and the liabilities assumed were recorded at their fair market values on May 31, 2001. The results of operations of the acquired company have been included in the Company's consolidated financial statements as of the effective date of the acquisition.

      The purchase price included $5,000,000 in cash, 1,666,667 common shares issued at a fair value of $2.35 per share on May 31, 2001 and $2,000,000 of additional common shares to be issued. As a post-closing adjustment, 256,410 common shares were issued at a fair value of $1.45 per share on September 13, 2001.

      The Company may elect to issue the additional common shares at any time before the third anniversary of the acquisition date. The issuance price for the additional common shares to be issued will be the greater of the prevailing market price for the 20 consecutive trading days preceding the date of issuance and $2.50 per share. During the nine months ended September 30, 2004, the Company issued 800,000 additional common shares with a value of $2,000,000.

      The acquisition agreement also provides for an amount not to exceed $3,000,000 in shares to be issued to the former TCS shareholders based upon certain performance criteria being met during the period ended December 31, 2003, with the shares being issued at the greater of the prevailing market price for the 20 consecutive trading days up to and including December 31, 2003 and $2.50 per share. The contingent consideration earned was recorded as an addition to goodwill. The total fair value assigned to goodwill was $13,444,135. The former TCS shareholders earned in aggregate 870,000 common shares for $2,175,000 of the contingent consideration. These common shares were issued during the nine months ended September 30, 2004.

      All common shares issued and to be issued to the former TCS shareholders in relation to this acquisition were subject to a time-based escrow release arrangement. As at September 30, 2004, there were nil (December 31, 2003 - 384,617) common shares still to be issued to the former shareholders of TCS.

4.    SHARE CAPITAL:

(a) Authorized:

            Unlimited number of common shares without par value

            Unlimited number of First Preferred shares without par value, issuable in series as follows:

            10,000,000 are designated as Series A, with a cumulative dividend at
                  6% of subscription price, payable in either cash, common shares or any combination thereof at the Company's option, and convertible at any time at the holders' option into common shares at a stated conversion rate and retractable at the holders' option any time from five years after closing or on the occurrence of a Demand Liquidation Event for either cash or securities or any combination thereof, at the Company's option.

            150,000 are designated as Series B

            150,000 are designated as Series C

            100,000 are designated as Series D

(b) Issued and outstanding and to be issued:

                                                       Issued               To be issued
                                            ----------------------------    ------------
                                              Number
                                            of shares         Amount           Amount        Total
------------------------------------------------------------------------------------------------------
 (i)
      Balance at December 31, 2003          28,144,905    $   32,165,320    $ 4,240,000    $36,405,320
------------------------------------------------------------------------------------------------------

      Issued on renewal of data services
        agreements                               9,221            15,675              -         15,675
      Issued for acquisition of TCS
        (Canada) Limited (note 3)            1,670,000         4,175,000     (4,175,000)             -
------------------------------------------------------------------------------------------------------

      Balance at September 30, 2004         29,824,126    $   36,355,995    $    65,000    $36,420,995
------------------------------------------------------------------------------------------------------

 (ii) Series A preferred shares:

      Balance at September 30, 2004 and
        December 31, 2003                    5,000,000        12,630,288    $         -     12,630,288
------------------------------------------------------------------------------------------------------

(iii) Equity loan:

      Balance at December 31, 2003                   -          (152,085)             -       (152,085)
------------------------------------------------------------------------------------------------------
      Advance of equity loan                         -           (38,705)             -        (38,705)
      Repayment of equity loan                       -           111,000              -        111,000
------------------------------------------------------------------------------------------------------

      Balance at September 30, 2004                  -           (79,790)             -        (79,790)
------------------------------------------------------------------------------------------------------

 Total share capital                                      $   48,906,493    $    65,000    $48,971,493
------------------------------------------------------------------------------------------------------

(c) Stock option plan:

                                                                                         Weighted average
                                           Number of             Weighted average            remaining
                                         stock options            exercise prices         contractual life
----------------------------------------------------------------------------------------------------------
Outstanding, December 31, 2003              2,055,100                $    2.54                   7.12

Cancelled during the period                  (419,600)                   (2.55)                 (6.07)
----------------------------------------------------------------------------------------------------------

Outstanding, September 30, 2004             1,635,500                $    2.54                   6.45
----------------------------------------------------------------------------------------------------------

            Options exercisable at September 30, 2004 totaled 1,351,625 and have a weighted average exercise price of $2.54.

(d) Pro forma stock-based compensation:

            The Company applied the intrinsic value based method of accounting for stock-based compensation awards granted to employees from January 1, 2002 to December 31, 2002 and the fair value method to employee awards granted thereafter. Under the fair value base method no compensation cost has been recognized for stock options granted to employees during the nine months ended September 30, 2004 and the twelve months ended December 31, 2003, as no options were granted during these periods. Had compensation cost for these employee stock options been determined based on the fair value based method of accounting for stock-based compensation for awards granted on or after January 1, 2002 to December 31, 2002, the Company's earnings and earnings per share would have been adjusted to the pro forma amounts indicated below:

                                                                       2004                 2003
-----------------------------------------------------------------------------------------------------
Earnings for the period:
     As reported                                                  $    2,155,248       $    1,374,580
     Pro forma                                                         2,004,056            1,223,940

Basic and diluted earnings per common share:
     As reported                                                  $         0.05       $         0.02
     Pro forma                                                              0.05                 0.02

-----------------------------------------------------------------------------------------------------

(e) Earnings per share:

                                                                       2004                 2003
-----------------------------------------------------------------------------------------------------
Earnings for the period                                           $    2,155,248       $    1,374,580
Less:
     Preferred share dividends                                          (585,000)            (585,000)
     Part VI.1 tax on distributions                                      (52,500)            (122,500)
-----------------------------------------------------------------------------------------------------

Earnings available to common shareholders
  (basic and diluted)                                             $    1,517,748       $      667,080
-----------------------------------------------------------------------------------------------------

Weighted average common shares issued                                 28,897,399           27,165,275
Shares to be issued as consideration (note 3)                            926,424            1,179,200
-----------------------------------------------------------------------------------------------------

Weighted average common shares - basic                                29,823,823           28,344,475
-----------------------------------------------------------------------------------------------------

Weighted average common shares  - diluted                             29,823,823           28,344,475
-----------------------------------------------------------------------------------------------------

Basic earnings per share                                          $         0.05       $         0.02
Diluted earnings per share                                                  0.05                 0.02
-----------------------------------------------------------------------------------------------------

5.    RESTRUCTURING AND OTHER CHARGES:

                                                                            2004                 2003
---------------------------------------------------------------------------------------------------------
Workforce reduction                                                   $      302,823       $      373,731

----------------------------------------------------------------------------------------------------------

      In August 2002, the Company implemented a business restructuring to streamline business operations and improve operating efficiency in the Banking Solutions segment. This strategy included a provision for workforce reductions, capital asset write-downs and charges related to premises and other purchase commitments. The workforce reduction charges primarily related to severance and related benefits for the termination of 53 positions primarily in fulfillment and administrative departments. The Company also wrote down capital assets to reflect the reduction of the carrying value of certain capital assets that will not be in use in the business going forward.

      In November 2003, the Company implemented a business restructuring to further streamline business operations and improve operating efficiency in the Banking Solutions segment. This strategy included a provision for workforce reductions and other purchase commitments. The workforce reduction charges primarily related to severance and related benefits for the termination of approximately 16 positions in fulfillment departments.

      In April 2004, the Company reduced its workforce in the Banking Solutions segment by eight employees and took a charge related primarily to severance and benefit costs.

                                         Workforce
                                         reduction           Premises           Other          Total
---------------------------------------------------------------------------------------------------------
Liability balance, December 31, 2003   $    546,773        $    255,000      $   220,500   $    1,022,273
    Incurred and expensed                   302,823                   -                -          302,823
    Cost paid or settled                   (849,596)            (72,313)               -         (921,909)
---------------------------------------------------------------------------------------------------------

Liability balance, September 30, 2004  $          -        $    182,687      $   220,500   $      403,187
---------------------------------------------------------------------------------------------------------

6.    INTEREST:

      Interest expense includes interest incurred in respect of the following:

                                                                           2004                 2003
---------------------------------------------------------------------------------------------------------
Operating loan                                                        $      162,683       $      274,961
Prepaid data services                                                        234,724              305,865
Long-term debt                                                               477,946              565,714
Capital lease obligations                                                    293,617              392,768
---------------------------------------------------------------------------------------------------------

                                                                      $    1,168,970       $    1,539,308
---------------------------------------------------------------------------------------------------------

7.    OTHER INCOME, NET:

                                                                            2004                2003
---------------------------------------------------------------------------------------------------------
Investment income                                                     $       86,076       $      109,167
Gain on disposal of Bourse de Montreal shares                                      -              275,600
Settlement of contract                                                             -              171,000
Loss on discontinued operations                                              (61,035)            (250,000)
Deferral gain on sale lease back                                             101,231              101,231
---------------------------------------------------------------------------------------------------------

                                                                      $      126,272       $      406,998
---------------------------------------------------------------------------------------------------------

      During the nine months ended September 30, 2003, the Company sold its 80,822 common shares of the Bourse de Montreal for cash proceeds of $290,958 resulting in a gain of $275,600.

      During the nine months ended September 30, 2003, settlement of contract resulted from the accelerated payout of a banking and payments processing agreement due to the merger of a credit union client with another credit union.

8.    CHANGES IN NON-CASH OPERATING CAPITAL:

                                                                           2004                 2003
---------------------------------------------------------------------------------------------------------
Amounts receivable                                                    $    1,554,331       $    1,165,950
Marketable securities                                                        (31,523)                   -
Prepaid and other                                                             77,470              527,890
Accounts payable and accrued liabilities                                  (1,306,323)          (2,844,095)
Accrued costs of discontinued operations                                    (188,628)            (263,510)
Deferred revenue                                                           1,593,402               18,635
Prepaid data services                                                     (1,329,098)           1,180,320
Long-term portion of prepaid expenses and other                               23,404              267,299
---------------------------------------------------------------------------------------------------------

                                                                      $      393,035       $       52,489
---------------------------------------------------------------------------------------------------------

9.    COMMITMENTS:

      Lease obligations and maintenance agreements:

      The Company has operating leases on premises and equipment and maintenance agreements for varying terms up to a maximum of six years.

      Aggregate payments in each of the five years ending September 30 are as follows:

2005                                                                                       $    2,039,392
2006                                                                                            1,665,717
2007                                                                                              388,199
2008                                                                                              384,962
2009 and thereafter                                                                               151,900
---------------------------------------------------------------------------------------------------------

                                                                                           $    4,630,170
---------------------------------------------------------------------------------------------------------

10.   CONTINGENCIES:

      (a) C.M. Oliver & Company Limited and Planvest Financial Services Inc:

      The Company and its wholly owned subsidiaries are defendants in several outstanding legal proceedings related to discontinued operations of former operating subsidiaries that were in the stock brokerage and financial planning businesses, namely C.M. Oliver & Company Limited ("CMO") and Planvest Financial Services Inc. ("PFSI") (formerly C.M. Oliver Financial Corporation). CMO ceased operations in October 1998 and PFSI ceased operation in May 1999.

      The Company views the legal claims, other than as noted below, to be immaterial individually and in aggregate and adequate provisions for likely losses, if any, have been recorded. Ultimately, however, such provisions may be inadequate. In the event that costs and damages associated with legal proceedings exceed these provisions, such losses would be charged against discontinued operations in the period they were determinable.

      In March 2000, four claims were filed against a number of unrelated co-defendants as well as CMO related to a series of real estate transactions in 1994 and 1995 involving a common promoter. CMO is a defendant as a result of the unauthorized involvement of a former broker for allegedly providing investment advice. Pleadings and lists of documents have been exchanged and examinations for discovery have commenced and are ongoing with respect to this matter. The claims seek unspecified damages, costs and interest against the defendants.

      With respect to the claims , the Company and its legal counsel have determined that it is not possible at this time to predict the final outcome of these legal proceedings and that it is not possible to establish a reasonable estimate of possible damages, if any, or to reasonably estimate the range of possible damages that may be awarded to the plaintiffs.

      In January 1998, a claim was filed against CMO, a former broker and third-party co-defendants related to a deposit of shares by the plaintiff in an account with CMO as well as trading activities in this account. The plaintiff alleges that trading in his account in 1996 and 1997 was undertaken by the former broker under instructions from the co-defendants pursuant to an improperly obtained power of attorney. On October 12, 2004, the claim was settled at mediation in the amount of $844,215 and the total amount is covered by insurance.

      (b) TCS:

      In October 2004, a claim was filed against the Company as a successor to TCS related to breaches of contract for switching services and is seeking $1.2 million plus interest and also losses incurred. The plaintiff alleges the Company did not deal directly with the owner of contractual counter party. The Company believes this claim is without merit.

      With respect to the claim above, the Company and its legal counsel have determined that it is not possible at this time to predict the final outcome of these legal proceedings and that it is not possible to establish a reasonable estimate of possible damages, if any, or to reasonably estimate the range of possible damages that may be awarded to the plaintiffs.

11.   RELATED PARTY TRANSACTIONS:

      (a) The Company derives approximately 58 percent (September 30, 2003 - 55 percent) of its total revenues from its financial institution shareholders under agreements at market rates. These long-term agreements have varying termination dates extending to 2010.

      (b) Account balances resulting from operating transactions with financial institution shareholders are included in the balance sheet and are settled in normal trade terms including the charging of interest on outstanding balances.

      (c) The Company leases one of its premises at normal commercial rates from Credit Union Central of BC, a financial institution shareholder.

      (d) An executive of the Company acquired shares by way of an employee share purchase plan. The loan is repayable in twelve quarterly installments commencing January 1, 2005 and bears interest at the Bank of Montreal's prime interest rate per annum. At September 30, 2004, the principle balance outstanding is $98,274 (December 31, 2003 - $98,274).

      (e) The Company has a consulting agreement with a company owned by an employee. The consulting agreement provides for consulting services to be provided and paid for on a monthly basis. The transactions are in the normal course of business and take place at exchange amounts. During the nine month period ended September 30, 2004, the Company incurred $35,267 (September 30, 2003 - $73,018) in consulting expenses with this company. At September 30, 2004, nil (December 31, 2003 - nil) was owing to the company.

      (f) During the period, the Company entered into a reseller agreement with a company owned by an employee with a significant consulting agreement. The reseller agreement provides for the sale of hardware and software, which the Company re-branded and sold as part of the Company's phone banking product. The transactions are in the normal course of business and take place at exchange amounts. During the nine month period, the Company purchased $356,364 in hardware and software from the company. At September 30, 2004, there were $25,583 in deferred costs related to support and maintenance for the phone banking agreements and there were nil amounts owing to the Company.

12.   SEGMENTED INFORMATION:

(a) Industry segments:

      The Company operates the following business segments which have been segregated based on product offerings, reflecting the way that management organizes the segments within the business for making operating decisions and assessing performance. The FI switching services division has been reallocated to the Banking Solutions Group in 2004. As a result, related revenues and expenses have been reclassified to Banking Solutions from Payment Solutions for the first nine months of 2003 in order to conform to the presentation adopted in the current period.

      (i) Banking Solutions primarily involves the provision of banking system and FI switching services, professional services, software development and product and license sales to financial institutions in Canada.

      (ii) Payment Solutions primarily involves the provision of switch services for the processing of ATM and POS transactions to financial and non-financial institutions and businesses in Canada and professional services, software development and product and license sales to financial institutions internationally.

      (iii) Other comprises earnings and assets from the Company's unallocated corporate and discontinued operations.

                                  Banking          Payment
2004                             Solutions        Solutions            Other           Total
------------------------------------------------------------------------------------------------
Revenues                     $    20,077,335   $   10,397,866       $         -   $   30,475,201
Segment contributions              2,297,216          976,717                 -        3,273,933
Interest expense                   1,095,023           73,947                 -        1,168,970
Other income, net                    126,272                -                 -          126,272
Earnings before income taxes       1,328,465          902,770                 -        2,231,235
Earnings                           1,270,464          884,784                 -        2,155,248
Segment assets                    15,078,263       18,375,626         4,982,078       38,435,967
Additions to capital assets          199,834          661,055                 -          860,889

------------------------------------------------------------------------------------------------

                                  Banking          Payment
2003                             Solutions        Solutions            Other           Total
------------------------------------------------------------------------------------------------
Revenues                     $    23,854,353   $    9,658,768      $          -   $   33,513,121
Segment contributions              2,534,445            9,948                 -        2,544,393
Interest expense                   1,423,810          115,498                 -        1,539,308
Other income, net                    406,998                -                 -          406,998
Earnings (loss)
  before income taxes              1,517,633         (105,550)                -        1,412,083
Earnings (loss)                    1,489,007         (114,427)                -        1,374,580
Segment assets
  at December 31, 2003            17,831,212       18,745,796         5,978,172       42,555,180
Additions to capital assets        4,728,338          711,806                 -        5,440,144

------------------------------------------------------------------------------------------------

13.   SUBSEQUENT EVENT:

      On August 26, 2004 Open Solutions Inc. ("Open Solutions"), a provider of integrated data processing technologies for banks and credit unions and the Company entered into a definitive acquisition agreement for Open Solutions to acquire all the issued and outstanding shares of the Company. The plan of arrangement includes a transaction where the Company sells the discontinued operations of former operating subsidiaries, namely CMO, PFSI, and Victoria Asset Management Corporation (VAM) immediately prior to close of the transaction to an unrelated third party. On October 21, 2004, shareholders unanimously approved the plan of arrangement. On October 29, 2004, the Company sold CMO, PFSI, and VAM as planned and Open Solutions completed the acquisition transaction.

      On October 29, 2004, the Company repaid outstanding bank indebtedness and long term debt with funds advanced from Open Solutions. On November 1, 2004, the Company's shares were delisted from the Toronto Stock Exchange.

14.   RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES:

      The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in Canada ("Canadian GAAP") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). A description of US GAAP and the rules prescribed by the United States Securities and Exchange Commission ("SEC") that result in significant measurement differences from Canadian GAAP follows:

                                                                            2004                2003
---------------------------------------------------------------------------------------------------------
Earnings for the period under Canadian GAAP                           $    2,155,248       $    1,374,580
Stock-based compensation (a)                                                  10,076               (2,248)
Software development costs (b)                                                     -              (45,000)
Capital assets (e)                                                           582,209              582,209
Redeemable preferred shares (f)                                             (637,500)            (317,500)
---------------------------------------------------------------------------------------------------------

Earnings according to US GAAP                                              2,110,033            1,592,041

Other comprehensive income (d):
    Unrealized gains (losses) on available-for-sale securities                14,514               63,036
    Reclassification adjustments for realized gains                                -             (275,600)
---------------------------------------------------------------------------------------------------------
                                                                              14,514             (212,564)
---------------------------------------------------------------------------------------------------------

Total comprehensive income according to US GAAP                       $    2,124,547       $    1,379,477
---------------------------------------------------------------------------------------------------------

Earning (loss) per common share:
    Basic                                                             $         0.07       $         0.04
    Diluted                                                                     0.07                 0.04

Weighted average number of common shares outstanding:
    Basic                                                                 29,823,823           28,344,475
    Diluted                                                               29,823,823           28,344,475

---------------------------------------------------------------------------------------------------------

14. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

      The amounts in the consolidated balance sheets that differ significantly from those reported under Canadian GAAP are as follows:

                                          September 30, 2004                         December 31, 2003
                                      ----------------------------             --------------------------
                                      Canadian             US                  Canadian           US
                                        GAAP              GAAP                   GAAP            GAAP
----------------------------------------------------------------------------------------------------------
Marketable securities (d)           $    223,219     $     502,552           $    191,692    $    456,515
Capital assets (b) and (e)            12,793,805         9,804,208             14,775,158      11,203,352
Goodwill (c)                          12,807,135        13,038,735             12,807,135      13,038,735
Redeemable preferred shares (f)                -        12,630,288                      -      12,630,288
Other comprehensive
  income (d)                                   -           279,333                      -         264,819
Share capital (a)(c) and (f)          48,971,493        36,623,681             48,883,523      36,545,787
Deficit (a)(b)(c) and (e)            (35,373,452)      (38,413,925)           (36,891,200)    (40,523,958)

----------------------------------------------------------------------------------------------------------

      The following are the material measurement differences in accounting principles, practices and methods used in preparing these financial statements from those generally accepted in the United States:

(a) Stock-based compensation:

      Beginning in 2000, the Company granted stock options to certain directors and employees and consultants for services provided to the Company. The Company adopted the new recommendations of the Canadian Institute of Chartered Accountants with respect to the accounting for stock-based compensation on January 1, 2002 as described in note 2(b). Financial Accounting Standards Board Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") became effective for US GAAP purposes for fiscal years beginning after December 15, 1995.

      As allowed by SFAS 123, the Company follows the intrinsic value principles of APB Opinion 25, "Accounting for Stock Issued to Employees" and related interpretations, in measuring compensation expense for employee options. Under the intrinsic value method, compensation cost is the excess, if any, of the quoted market value of the stock at the measurement date, which is generally the grant date, over the amount an employee must pay to acquire the stock. The application of APB 25 resulted in compensation expense of nil being recognized for employees in the nine months ended September 30, 2004 (2003 - nil) under US GAAP. Similarly, no employee stock-based compensation expense was recognized under Canadian GAAP.

14. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

(a) Stock-based compensation (continued):

      SFAS 123 requires the fair value of the stock options granted to non-employees to be expensed. This expense was estimated using the Black-Scholes option-pricing model and the following weighted average assumptions:

                                                                         2004                 2003
-----------------------------------------------------------------------------------------------------
Expected dividend yield                                                       -                    -
Expected stock price volatility                                           199.3%               187.2%
Risk-free interest rate                                                     2.1%                 2.8%
Expected life of options                                               6.7 years            7.9 years

-----------------------------------------------------------------------------------------------------

      Compensation expense is recognized as the awards are earned and the services are performed. The cumulative effect of stock options granted to non-employees for the period from implementation of SFAS 123 to December 31, 2002 would have been a $39,555 increase in the deficit and contributed surplus and an expense (recovery) for each of the periods ended September 30, 2004 and 2003 of $(10,076) and $2,248, respectively.

(b) Software development costs:

      Under Canadian GAAP, the Company capitalizes software development costs if certain capitalization criteria are met. Under US GAAP Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Development or Obtained for Internal Use", computer software costs incurred in the preliminary project stage are required to be expensed as incurred until management commits funding to the project, it is probable that the project will be completed and the software will function as intended. The Company capitalized software development costs that would be expensed under US GAAP in 2004 of nil (2003-$45,000). No depreciation had been recognized on these assets under Canadian GAAP.

(c) Acquisition:

      Under Canadian GAAP, the Company valued the common shares issued in 2001 as consideration on the acquisition of TCS Canada Limited at the market price of the common stock at the closing date. Under US GAAP, the common shares are valued based on the market price of the securities over a reasonable period of time before and after the terms of the acquisition are agreed to and announced.

      The Company would recognize additional goodwill under US GAAP on the date of acquisition of $250,000 and record additional goodwill amortization of $18,400 in 2001. Share capital at September 30, 2004 and 2003 and December 31, 2003 and 2002 would have increased by $250,000.

(d) Unrealized gains and losses:

      Under US GAAP, the Company is required to disclose components of comprehensive income in its financial statements. No similar requirement exists under Canadian GAAP. Included in comprehensive income would be unrealized gains and losses on available-for-sale marketable securities included in marketable securities and other assets on the consolidated balance sheet. Under US GAAP, available-for-sale securities are recorded at their market value.

14. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

(e) Capital assets:

      During 2002, the Company wrote-down the carrying value of its banking system based upon future undiscounted cash flows to be derived from the system. Under US GAAP, the Company would write-down the carrying value of the banking system to its estimated fair value using future discounted cash flows. Under US GAAP, capital assets would be written down by a further $4,269,535 in 2002 and amortization on capital assets would decrease by $582,209 in the nine month period ended September 30, 2004 (2003 - $582,209; year ended December 31, 2002 - $323,450).

(f) Redeemable preferred shares:

      Under Canadian GAAP, Series A preferred shares are classified within shareholders' equity. Under rules prescribed by the SEC, the Series A preferred shares would be classified between shareholders' equity and liabilities on the consolidated balance sheet. Upon the adoption of SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("SFAS 150") on July 1, 2003, these securities would be classified as liabilities.

      No transitional gain or loss would result from the cumulative effect of adoption since the carrying value of the securities was equal to their fair value. Upon adoption of SFAS 150, preferred share dividends and related Part VI.1 tax on distributions subsequent to June 30, 2003 would be recognized in the consolidated statement of operations.

(g) Statement of cash flows:

      The Company has included a subtotal in cash flows from operating activities. Under US GAAP, no such subtotal would be disclosed.

(h) Recent and future pronouncements:

      In May 2003, the FASB issued SFAS No. 150. SFAS 150 requires that certain financial instruments issued in the form of shares that are mandatorily redeemable as well as certain other financial instruments be classified as liabilities in the financial statements. The effect of the adoption of SFAS 150 on the Company's financial statements is discussed in (f) above.

      In addition, the FASB, the Emerging Issues Task Force ("EITF") and the SEC have issued a variety of interpretations and abstracts including the following with wide applicability:

            EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables addresses revenue recognition for arrangements with multiple deliverables which should be considered as separate units of accounting if the deliverables meet certain criteria as described in EITF 00-21. This issue is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. Early adoption is permitted.

            Financial Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities", which addresses the consolidation of variable interest entities (formerly referred to as "Special-Purpose Entities"). The Interpretation is generally effect for interim or annual periods beginning after December 15, 2003.

14. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED):

(h) Recent and future pronouncements (continued):

            In December 2003, the SEC issued SAB No. 104, "Revenue Recognition". SAB 104 revises or rescinds portions of the interpretive guidance included in Topic 13 of the codification of Staff Accounting Bulletins in order to make this interpretive guidance consistent with current authoritative accounting and auditing guidance and SEC rules and regulations.

      To date, the adoption of EITF 00-21, FIN 46 and SAB 104 has not impacted the Company's financial statements.